As filed with the Securities and Exchange Commission on August 6, 2010	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UR-ENERGY INC.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
10758 W. Centennial Road, Suite 200 Littleton, CO 80127 (Address of Principal Executive Offices) (Zip Code)

Ur-Energy Inc. Restricted Share Unit Plan
(Full title of the plan)

Thomas M. Rose
Troutman Sanders LLP
222 Central Park Avenue, Suite 2000
Virginia Beach, Virginia 23462
(Name and address of agent for service)

(757) 687-7715
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares reserved for issuance	9,890,000 shares	$0.87(3)	$8,604,300	$613.49
Total	9,890,000 shares(4)		$8,604,300	$613.49

(1)	Common shares, no par value, reserved for issuance by Ur-Energy Inc. (the “Registrant”) pursuant to its Restricted Share Unit Plan (the “RSU Plan”).

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the RSU Plan.

(3)
The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices for the Registrant’s common shares reported on the NYSE Amex, LLC on August 2, 2010, which was $0.87 per share.

(4)
Concurrent with the filing of this registration statement, the Registrant has also filed a registration statement on Form S-8 pursuant to General Instruction E to register 565,639 additional common shares under its Amended and Restated Stock Option Plan 2005 (the “Option Plan”). The aggregate number of common shares which may be issuable at any given time upon the exercise of options under the Option Plan and the redemption of restricted share units under the RSU Plan, each as amended from time to time, shall not exceed ten percent (10%) of the issued and outstanding shares of the Registrant as at the grant date of such options and restricted share units. As of June 30, 2010, the Registrant had 98,949,781 issued and outstanding shares.

PART I.                      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                      Plan Information.*

Item 2.                      Registrant Information and Employee Plan Annual Information.*

*The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428.

PART II.                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a)	The Registrant’s annual report for the fiscal year ended December 31, 2009 on Form 20-F filed with the Commission on March 12, 2010 (File No. 001-33905).

(b)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report on Form 20-F filed with the Commission on March 12, 2010 incorporated by reference herein pursuant to (a) above.

(c)
The description of the Registrant’s securities contained in the Registrant’s registration statement on Form 40-F filed with the Commission on January 7, 2008 and as amended on July 7, 2008 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, unless otherwise stated herein, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for certifications pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002) and to the extent, if at all, designated therein, certain reports on Form 6-K furnished by the Registrant prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
None.

Item 6.  Indemnification of Directors and Officers.
Under the Canada Business Corporations Act, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity and provided that the director, officer or other individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, if the director, officer or other individual had reasonable grounds for believing that such individual’s conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director, officer or other individual referred to above is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity, as described above, if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Registrant’s By-Laws and the Canada Business Corporations Act.

Item 7.  Exemption from Registration Claimed.
Not Applicable.

Item 8.  Exhibits.
Exhibit Number	Exhibit
4.1	Ur-Energy Inc. Restricted Share Unit Plan
5.1	Opinion of Fasken Martineau DuMoulin LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the Signatures page)

Item 9.  Undertakings.
(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Littleton, Colorado, on August 5, 2010.

UR-ENERGY INC.
(Registrant)

By:           /s/Roger Smith
Roger Smith
Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of W. William Boberg and Roger Smith with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments to the registration statement, new registration statements pursuant to General Instruction E of Form S-8 pertaining to the registration of additional securities and post-effective amendments thereto, and any and all other documents in connection therewith to be filed with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/W. William Boberg	President, Chief Executive Officer	August 3, 2010
W. William Boberg	and Director
(principal executive officer)

/s/Roger Smith	Chief Financial Officer	August 5, 2010
Roger Smith	(principal financial and accounting officer)

/s/Jeffrey T. Klenda	Director	August 3, 2010
Jeffrey T. Klenda

/s/James M. Franklin	Director	August 2, 2010
James M. Franklin

/s/Paul Macdonell	Director	August 4, 2010
Paul Macdonell

/s/Thomas Parker	Director	August 2, 2010
Thomas Parker

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Ur-Energy Inc. in the United States on August 5, 2010.

By:  /s/Roger Smith
    Roger Smith
    Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Ur-Energy Inc. Restricted Share Unit Plan
5.1	Opinion of Fasken Martineau DuMoulin LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the Signatures page)

Exhibit 4.1

Ur-Energy Inc.

Restricted Share Unit Plan

Effective May 7, 2010

Table of Contents

Article 1 GENERAL PROVISIONS		4
1.1	Purpose	4
1.2	Definitions	4
1.3	Effective Date	6
1.4	Governing Law; Subject to Applicable Regulatory Rules	6
Article 2 ELIGIBILITY AND PARTICIPATION		6
2.1	Eligibility	6
2.2	Rights Under the Plan	6
2.3	Copy of Plan	6
2.4	Limitation on Rights	7
2.5	Grant Agreements	7
2.6	Maximum Number of Common Shares	7
Article 3 RESTRICTED SHARE UNITS		7
3.1	Grant of Restricted Share Units	7
3.2	Redemption of Restricted Share Units	8
3.3	Compliance With Tax Requirements	8
3.4	Payment of Dividend Equivalents	8
3.5	Adjustments	9
3.6	Offer for Common Shares – Change of Control	9
Article 4 EVENTS AFFECTING ENTITLEMENT		9
4.1	Termination of Employment or Election as a Director	9
4.2	Death	10
4.3	No Grants Following Last Day of Active Employment	10
Article 5 ADMINISTRATION		11
5.1	Transferability	11
5.2	Administration	11
5.3	Records	11
5.4	Statements	11
5.5	Legal Compliance	11
Article 6 AMENDMENT AND TERMINATION		12
6.1	Amendment	12
6.2	Termination of Plan	12

Article 7 GENERAL		13
7.1	Rights to Common Shares	13
7.2	No Right to Employment	13
7.3	Right to Funds	13
7.4	Successors and Assigns	13
7.5	Severability	14
7.6	Code Section 409A	14

ARTICLE 1
GENERAL PROVISIONS

1.1                          Purpose

This Restricted Share Unit Plan is established as a vehicle by which equity-based incentives may be awarded to retain employees, to recognize and reward their significant contributions to the long-term success of the Corporation including to align the employees and directors interests more closely with the shareholders of the Corporation.

1.2                          Definitions

As used in the Plan, the following terms have the following meanings:

(a)	“Board” means the Board of Directors of the Corporation;

(b)	“Change of Control” includes:

(i)
the acquisition by any persons acting jointly or in concert (as determined by the Securities Act (Ontario)), whether directly or indirectly, of voting securities of the Corporation that, together with all other voting securities of the Corporation held by such persons, constitute in the aggregate more than 50% of all outstanding voting securities of the Corporation;

(ii)
an amalgamation, arrangement or other form of business combination of the Corporation with another corporation that results in the holders of voting securities of that other corporation holding, in the aggregate, more than 50% of all outstanding voting securities of the corporation resulting from the business combination;

(iii)
the sale, lease or exchange of all or substantially all of the property of the Corporation to another person, other than in the ordinary course of business of the Corporation or to a Related Entity; or

(iv)	any other transaction that is deemed to be a “Change of Control” for the purposes of this Plan by the Board in its sole discretion.

(c)	“Code” means the US Internal Revenue Code of 1986, as amended;

(d)	“Committee” means the Compensation Committee of the Board or such other persons designated by the Board;

(e)	“Common Share” means a common share in the capital of the Corporation;

(f)	“Corporation” means Ur-Energy Inc. and its successors and assigns;

(g)	“Director” means a non-Employee director of the Board of the Corporation;

(h)
“Dividend” means a dividend declared and payable on a Common Share in accordance with the Corporation’s dividend policy as the same may be amended from time to time (an “Ordinary Dividend”), and may, in the discretion of the Committee, include a special or stock dividend (a “Special Dividend”) declared and payable on a Common Share;

(i)	“Eligible Person” means an Employee or a Director who is designated as an Eligible Person pursuant to Section 2.1;

(j)	“Employee” means an employee of the Corporation or a Subsidiary;

(k)
“Fair Market Value” means the closing price of the Common Shares on the Toronto Stock Exchange on the Business Day immediately prior to the Redemption Date, or if the shares are not listed on the Toronto Stock Exchange, then on such other stock exchange or quotation system as may be selected by the Committee, provided that, if the Common Shares are not listed or quoted on any other stock exchange or quotation system, then the Fair Market Value will be the value determined by the Committee in its sole discretion acting in good faith;

(l)	“Grant Date” means any date determined from time to time by the Committee as a date on which a grant of Restricted Share Units will be made to one or more Eligible Persons under this Plan;

(m)	“Plan” means the Ur-Energy Inc. Restricted Share Unit Plan, as amended from time to time;

(n)
“Redemption Date” in respect of any Restricted Share Unit means (A) 50% of such Restricted Share Unit on the first anniversary of the Grant Date on which such Restricted Share Unit was granted to the Eligible Person, and (B) 50% of such Restricted Share Unit on the second anniversary of the Grant Date on which such Restricted Share Unit was granted to the Eligible Person, unless (i) an earlier date has been approved by the Committee as the Redemption Date in respect of such Restricted Share Unit, or (ii) Section 3.6, 4.1, 4.2 or 6.2, is applicable, in which case the Redemption Date in respect of such Restricted Share Unit shall be the date established as such in accordance with the applicable Section; provided that, notwithstanding any other provision hereof, in no event will the Redemption Date in respect of any Restricted Share Unit be after the end of the calendar year which is three years following the end of the year in which services to which the grant of such Restricted Share Unit relates were performed by the Employee or Director to whom such Restricted Share Unit was granted;

(o)
“Reorganization” means any declaration of any stock dividend (other than a Special Dividend in respect of which the Committee, in its discretion, determines that Eligible Persons are to be paid a cash amount pursuant to Section 3.4), stock split, combination or exchange of shares, merger, consolidation, recapitalization, amalgamation, plan of arrangement, reorganization, spin-off or other distribution (other than Ordinary Dividends) of the Corporation assets to shareholders or any other similar corporate transaction or event which the Committee determines affects the Common Shares such that an adjustment is appropriate to prevent dilution or enlargement of the rights of Eligible Persons under this Plan;

(p)
“Restricted Share Unit” means one notional Common Share (without any of the attendant rights of a shareholder of such Common Share, including the right to vote such Common Share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein) credited by bookkeeping entry to a notional account maintained by the Corporation in respect of an Eligible Person in accordance with this Plan; and

(q)	“Subsidiary” has the meaning set out in the Securities Act (Ontario).

1.3                           Effective Date

The Plan shall be effective May 7, 2010 with respect to the Eligible Person payable commencing in and with respect to the 2010 fiscal year; provided that no Common Shares may be issued under the Plan until and unless all required regulatory and shareholder approvals have been obtained with respect to the issuance of Common Shares hereunder.

1.4                           Governing Law; Subject to Applicable Regulatory Rules

The Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.  The provisions of the Plan shall be subject to the applicable by-laws, rules and policies of the Toronto Stock Exchange and applicable securities legislation.

ARTICLE 2
ELIGIBILITY AND PARTICIPATION

2.1                           Eligibility

This Plan applies to those Employees and Directors whom the Committee designates as eligible for a grant of Restricted Share Units pursuant to Section 3.1.  The Committee shall make such a designation prior to each Grant Date.

2.2                           Rights Under the Plan

Subject to Article 4 and Article 5, an Eligible Person who has been granted Restricted Share Units shall continue to have rights in respect of such Restricted Share Units until such Restricted Share Units have been redeemed for cash or shares in accordance with this Plan.

2.3                           Copy of Plan

The Corporation shall provide each Eligible Person with a copy of this Plan following the initial grant of Restricted Share Units to such Eligible Person and shall provide each Eligible Person with a copy of all amendments to this Plan.

2.4                           Limitation on Rights

Nothing in this Plan shall confer on any Employee or Director any right to be designated as an Eligible Person or to be granted any Restricted Share Units.  There is no obligation for uniformity of treatment of Eligible Persons or any group of Employees, Directors or Eligible Persons, whether based on salary or compensation, grade or level or organizational position or level or otherwise.  A grant of Restricted Share Units to an Eligible Person on one or more Grant Dates shall not be construed to create a right to a grant of Restricted Share Units on a subsequent Grant Date.

2.5                           Grant Agreements

Each grant of Restricted Share Units shall be evidenced by a written agreement executed by the Eligible Person in substantially the form appended hereto.  An Eligible Person will not be entitled to any grant of Restricted Share Units or any benefit of this Plan unless the Eligible Person agrees with the Corporation to be bound by the provisions of this Plan.  By entering into an agreement described in this Section 2.5, each Eligible Person shall be deemed conclusively to have accepted and consented to all terms of this Plan and all bona fide actions or decisions made by the Committee.  Such terms and consent shall also apply to and be binding on the legal representative, beneficiaries, heirs and successors of each Eligible Person.

2.6                           Maximum Number of Common Shares

Notwithstanding any provision herein, the aggregate number of Common Shares which may be issuable upon the redemption of all Restricted Share Units under the Plan, in combination with the aggregate number of Common Shares which may be issuable under any and all of the Corporation’s equity incentive plans in existence from time to time, including the Corporation’s Stock Option Plan 2005, as amended from time to time, shall not exceed ten percent (10%) of the issued and outstanding shares of the Corporation as at the Grant Date of each Restricted Share Unit under the Plan or such greater number of Common Shares as shall have been duly approved by the Board and, if required by the rules or policies of the Toronto Stock Exchange or any other stock exchange on which the Common Shares of the Corporation may then be listed, and by the shareholders of the Corporation.  No fractional Common Shares may be issued under the Plan.

ARTICLE 3
RESTRICTED SHARE UNITS

3.1                           Grant of Restricted Share Units

On each Grant Date, the Committee shall designate Eligible Persons and determine the number of Restricted Share Units to be granted to each Eligible Person in the Committee’s sole discretion.

3.2                           Redemption of Restricted Share Units

(a)
Unless redeemed earlier in accordance with this Plan, the Restricted Share Units of each Eligible Person will be redeemed on or within thirty (30) days after the Redemption Date for cash or Common Shares, as determined by the Committee, for an amount equal to the Fair Market Value of a Restricted Share Unit.

(b)
If the Committee determines that any Restricted Share Units are to be redeemed for Common Shares, the Eligible Person will be entitled to receive and the Corporation will issue to the Eligible Person a number of Common Shares equal to the Fair Market Value of the Restricted Share Units (net of any applicable statutory withholdings) that have vested on the Redemption Date.

3.3                           Compliance With Tax Requirements

In taking any action hereunder, or in relation to any rights hereunder, the Corporation and each Eligible Person shall comply with all provisions and requirements of any income tax, pension plan, or employment or unemployment insurance legislation or regulations of any jurisdiction which may be applicable to the Corporation or Eligible Person, as the case may be.  The Corporation shall have the right to deduct from all payments made to the Employee in respect of the Restricted Share Units, whether in cash or Common Shares, any federal, provincial, local, foreign or other taxes, Canadian Pension Plan or Employment Insurance Commission or other deductions required by law to be withheld with respect to such payments.  The Corporation may take such other action as the Board or the Committee may consider advisable to enable the Corporation and any Eligible Person to satisfy obligations for the payment of withholding or other tax obligations relating to any payment to be made under this Plan.  Each Eligible Person (or the heirs and legal representatives of the Eligible Person) shall bear any and all income or other tax imposed on amounts paid to the Eligible Person (or the heirs and legal representatives of the Eligible Person) under this Plan, including any taxes, interest or penalties resulting from the application of Section 409A of the Code.  If the Board or the Committee so determines, the Corporation shall have the right to require, prior to making any payment under this Plan, payment by the recipient of the excess of any applicable Canadian or foreign federal, provincial, state, local or other taxes over any amounts withheld by the Corporation, in order to satisfy the tax obligations in respect of any payment under this Plan.  If the Corporation does not withhold from any payment, or require payment of an amount by a recipient, sufficient to satisfy all income tax obligations, the Eligible Person shall make reimbursement, on demand, in cash, of any amount paid by the Corporation in satisfaction of any tax obligation.  Notwithstanding any other provision hereof, in taking such action hereunder, the Board and the Committee shall endeavour to ensure that the payments to be made hereunder will not be subject to the “salary deferral arrangement” rules under the Income Tax Act (Canada), as amended, or income tax legislation of any other jurisdiction.

3.4                           Payment of Dividend Equivalents

When Dividends are paid on Common Shares, an Eligible Person shall be credited with Dividend equivalents in respect of the Restricted Share Units credited to the Eligible Person’s account as of the record date for payment of Dividends.  Such Dividend equivalents shall be converted into additional Restricted Share Units (including fractional Restricted Share Units) based on the Fair Market Value per Common Share on the date credited.

3.5                           Adjustments

If any change occurs in the outstanding Common Shares by reason of a Reorganization, the Committee, in its sole discretion, and without liability to any person, shall make such equitable changes or adjustments, if any, as it considers appropriate, in such manner as the Committee may consider equitable, to reflect such change or event including, without limitation, adjusting the number of Restricted Share Units credited to Eligible Persons and outstanding under the Plan, provided that any such adjustment will not otherwise extend the Redemption Date otherwise applicable.  The Corporation shall give notice to each Eligible Person of any adjustment made pursuant to this section and, upon such notice, such adjustment shall be conclusive and binding for all purposes.  The existence of outstanding Restricted Share Units shall not affect in any way the right or power and authority of the Corporation or its shareholders to make or authorize any alteration, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business or any merger or consolidation of the Corporation, any issue of bonds, debentures or preferred or preference shares (ranking ahead of the Common Shares or otherwise) or any right thereto, or the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its assets or business or any corporate act or proceeding whether of a similar character or otherwise.

3.6                           Offer for Common Shares – Change of Control

Notwithstanding anything else herein to the contrary, in the event of a Change of Control, then the Corporation shall redeem 100% of the Restricted Share Units granted to the Eligible Persons and outstanding under the Plan as soon as reasonably practical, but no later than thirty (30) days following the Redemption Date for cash.  For the purposes of this Section 3.6:  (i) the Redemption Date shall be the date on which the Change of Control occurs, and (ii) the Fair Market Value of a Restricted Share Unit shall be the greater of (i) the closing price per Common Share on the Toronto Stock Exchange on the Business Day immediately preceding the Redemption Date, and (ii) the price at which Common Shares are taken up under the Change of Control, as applicable.

ARTICLE  4
EVENTS AFFECTING ENTITLEMENT

4.1                           Termination of Employment or Election as a Director

(a)
Voluntary Termination or Termination for Cause.  If an Eligible Person is terminated by the Corporation for cause (as determined by the Corporation), or if an Eligible Person, voluntarily terminates employment for any reason or resigns as a Director, as applicable, all of the Eligible Person’s Restricted Share Units shall be cancelled and no amount shall be paid by the Corporation to the Eligible Person in respect of the Restricted Share Units so cancelled.

(b)
Involuntary Termination.  The Restricted Share Units of an Eligible Person, other than a Director, who is involuntarily terminated by the Corporation, for reasons other than cause, shall be redeemed for cash at the Fair Market Value of a Restricted Share Unit on the Redemption Date.  For the purposes of this Section 4.1(b) the Redemption Date shall be the date on which the employment of the Eligible Person, other than a Director, is terminated irrespective of any entitlement of the Eligible Person to notice, pay in lieu of notice or benefits beyond the termination date.

(c)
Termination related to Directors.  The Restricted Share Units of a Director, who is not re-elected at an annual or special meeting of shareholders shall be redeemed for cash at the Fair Market Value of a Restricted Share Unit on the Redemption Date.  For purposes of this Section 4.1(c), the Redemption Date shall be the date on which the annual or special meeting is held.

4.2                           Death

All of the Restricted Share Units of an Eligible Person who dies shall be redeemed in accordance with Section 3.2.  For the purposes of the foregoing, the Redemption Date shall be the date of the Eligible Person’s death.

4.3                           No Grants Following Last Day of Active Employment

In the event of termination of any Eligible Person’s employment with the Corporation, such Eligible Person shall not be granted any Restricted Share Units pursuant to Section  after the last day of active employment of such Eligible Person.  Without limiting the generality of the foregoing and of Section 2.4, notwithstanding any other provision hereof, and notwithstanding any provision of any employment agreement between any Eligible Person and the Corporation, no Eligible Person will have any right to be awarded additional Restricted Share Units, and shall not be awarded any Restricted Share Units, pursuant to Section 3.1 after the last day of active employment of such Eligible Person on which such Eligible Person actually performs the duties of the Eligible Person’s position, whether or not such Eligible Person receives a lump sum payment of salary or other compensation in lieu of notice of termination, or continues to receive payment of salary, benefits or other remuneration for any period following such last day of active employment.  Notwithstanding any other provision hereof, or any provision of any employment agreement between the Corporation and an Eligible Person, in no event will any Eligible Person have any right to damages in respect of any loss of any right to be awarded Restricted Share Units pursuant to Section 3.1 after the last day of active employment of such Eligible Person and no severance allowance, or termination settlement of any kind in respect of any Eligible Person will include or reflect any claim for such loss of right and no Eligible Person will have any right to assert, claim, seek or obtain, and shall not assert, claim, seek or obtain, any judgment or award in respect of or which includes or reflects any such right or claim for such loss of right.

ARTICLE 5
ADMINISTRATION

5.1                           Transferability

Rights respecting Restricted Share Units shall not be transferable or assignable other than by will or the laws of decent and distribution.

5.2                           Administration

The Committee shall, in its sole and absolute discretion, but subject to applicable corporate, securities and tax law requirements: (i) interpret and administer the Plan; (ii) establish, amend and rescind any rules and regulations relating to the Plan; and (iii) make any other determinations that the Committee deems necessary or desirable for the administration and operation of the Plan. The Committee may delegate to any person any administrative duties and powers under this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems, in its sole and absolute discretion, necessary or desirable.  Any decision of the Committee with respect to the administration and interpretation of the Plan shall be conclusive and binding on the Eligible Person and his or her legal representative.  The Board may establish policies respecting minimum ownership of Common Shares of the Corporation by Eligible Persons and the ability to elect Restricted Share Units to satisfy any such policy.

5.3                           Records

The Corporation will maintain records indicating the number of Restricted Share Units credited to an Eligible Person under the Plan from time to time and the Grant Dates of such Restricted Share Units.  Such records shall be conclusive as to all matters involved in the administration of this Plan.

5.4                           Statements

The Corporation shall furnish annual statements to each Eligible Person indicating the number of Restricted Share Units credited to the Eligible Person and the Grant Dates of the Restricted Share Units and such other information that the Corporation considers relevant to the Eligible Person.

5.5                           Legal Compliance

Without limiting the generality of the foregoing, the Committee may take such steps and require such documentation from Eligible Persons as the Committee may determine are desirable to ensure compliance with all applicable laws and legal requirements, including all applicable corporate and securities laws and regulations of any country, and any political subdivisions thereof, and the by-laws, rules and regulations of any stock exchanges or other organized market on which Common Shares may from time to time be listed or posted and any applicable provisions of the Income Tax Act (Canada), as amended or income tax legislation or any other jurisdiction.

ARTICLE 6
AMENDMENT AND TERMINATION

6.1                           Amendment

(a)
The Board reserves the right, in its sole discretion, to amend, suspend or terminate the Plan or any portion thereof at any time, in accordance with applicable legislation, without obtaining the approval of shareholders. Notwithstanding the foregoing, the Corporation will be required to obtain the approval of holders of a majority of shares present and voting in person or by proxy at a meeting of the shareholders of the Corporation for any amendment related to:

(i)	the percentage of the issued and outstanding Common Shares available to be granted under the Plan;

(ii)	a change in the method of calculation of redemption of Restricted Share Units held by Eligible Persons; and

(iii)	an extension to the term for redemption of Restricted Share Units held by Eligible Persons.

(b)	Unless an Eligible Person otherwise agrees, any amendment to the Plan or Restricted Share Unit shall apply only in respect of Restricted Share Units granted on or after the date of such amendment.

(c)	Without limiting the generality of the foregoing, the Board may make the following amendments to the Plan, without obtaining shareholder approval:

(i)	amendments to the terms and conditions of the Plan necessary to ensure that the Plan complies with the applicable regulatory requirements, including the rules of the TSX, in place from time to time;

(ii)	amendments to the provisions of the Plan respecting administration of the Plan and eligibility for participation under the Plan;

(iii)
amendments to the provisions of the Plan respecting the terms and conditions on which Restricted Share Units  may be granted pursuant to the Plan, including the provisions relating to the payment of the Restricted Share Units; and

(iv)	amendments to the Plan that are of a “housekeeping” nature.

6.2                           Termination of Plan

The Board may from time to time amend or suspend this Plan in whole or in part and may at any time terminate this Plan.  No such amendment, suspension or termination shall adversely affect the rights of any Eligible Person at the time of such amendment, suspension or termination with respect to outstanding and unredeemed Restricted Share Units credited to such

Eligible Person without the consent of the affected Eligible Person.  If the Board terminates the Plan, no new Restricted Share Units will be awarded to any Eligible Person, but outstanding and unredeemed previously credited Restricted Share Units shall remain outstanding, be entitled to payments as provided under Section 3.4, and be paid in accordance with the terms and conditions of this Plan existing at the time of termination.  This Plan will finally cease to operate for all purposes when the last remaining Eligible Person receives a payment in satisfaction of all outstanding and unredeemed Restricted Share Units credited to such Eligible Person, or all outstanding and unredeemed Restricted Share Units credited to such Eligible Person are cancelled pursuant to the provisions thereof.

ARTICLE 7
GENERAL

7.1                           Rights to Common Shares

This Plan shall not be interpreted to create any entitlement of any Eligible Person to any Common Shares, or to the dividends payable pursuant thereto, except as expressly provided herein.  A holder of Restricted Share Units shall not have rights as a shareholder of the Corporation with respect to any Common Shares which may be issuable pursuant to the Restricted Share Units so held, whether voting, right on liquidation or otherwise.

7.2                           No Right to Employment

This Plan shall not be interpreted as either an employment or trust agreement.  Nothing in this Plan nor any Committee guidelines or any agreement referred to in Section 2.5 nor any action taken hereunder shall be construed as giving any Eligible Person the right to be retained in the continued employ or service of the Corporation or any of its subsidiaries, or giving any Eligible Person or any other person the right to receive any benefits not specifically expressly provided in this Plan nor shall it interfere in any way with any other right of the Corporation to terminate the employment or service of any Eligible Person at any time.

7.3                           Right to Funds

Neither the establishment of this Plan nor the granting of Restricted Share Units under this Plan shall be deemed to create a trust.  Amounts payable to any Eligible Person under the Plan shall be a general, unsecured obligation of the Corporation.  The right of the Employee to receive payment pursuant to this Plan shall be no greater than the right of other unsecured creditors of the Corporation.

7.4                           Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation and an Eligible Person, including without limitation, the estate of such Eligible Person and the legal representative of such estate, or any receiver or trustee in bankruptcy or representative of the Corporation’s or Eligible Person’s creditors.

7.5                           Severability

If any provision of the Plan or part hereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

7.6                           Code Section 409A

The payments hereunder in redemption of the Restricted Share Units are intended to be exempt from the provisions of Section 409A of the Code, as all such payments will be made no later than the 15th day of the third month after the later of (i) the first calendar year in which the Eligible Person’s right to the payment is no longer subject to a substantial risk of forfeiture or (ii) the first taxable year of the Corporation in which the Eligible Person’s right to payment is no longer subject to a substantial risk of forfeiture.  Notwithstanding the foregoing, neither the Corporation, nor its subsidiaries or affiliates, not any of their officers, directors, employees or representatives shall be liable to the Eligible Person for any interest, taxes or penalties resulting from non-compliance with Section 409A of the Code.

RESTRICTED SHARE UNIT GRANT AGREEMENT

This Restricted Share Unit Grant Agreement is made as of the ___ day of __________, 20__ between _______________________, the undersigned “Eligible Person” (the “Eligible Person”), being an employee or director of Ur-Energy Inc. (the “Corporation”), named or designated pursuant to the terms of the Restricted Share Unit Plan of Ur-Energy Inc. (which Plan, as the same may from time to time be modified, supplemented or amended and in effect is herein referred to as the “Plan”), and the Corporation.

In consideration of the grant of Restricted Share Units made to the Eligible Person pursuant to the Plan (the receipt and sufficiency of which are hereby acknowledged), the Eligible Person hereby agrees and confirms that:

1.	The Eligible Person has received a copy of the Plan and has read, understands and agrees to be bound by the provisions of the Plan.

2.
The Eligible Person accepts and consents to and shall be deemed conclusively to have accepted and consented to, and agreed to be bound by, the provisions and all terms of the Plan and all bona fide actions or decisions made by the Board, the Committee, or any person to whom the Committee may delegate administrative duties and powers in relation to the Plan, which terms and consent shall also apply to and be binding on the legal representatives, beneficiaries and successors of the undersigned.

3.	On ________________, 20__, the Eligible Person was granted __________ Restricted Share Units, which grant is evidenced by this Agreement.

4.
This Restricted Share Unit Grant Agreement shall be considered as part of and an amendment to the employment agreement between the Eligible Person and the Corporation and the Eligible Person hereby agrees that the Eligible Person will not make any claim under that employment agreement for any rights or entitlement under the Plan or damages in lieu thereof except as expressly provided in the Plan.

This Agreement shall be determined in accordance with the laws of Ontario and the laws of Canada applicable therein.

Words used herein which are defined in the Plan shall have the respective meanings ascribed to them in the Plan.

IN WITNESS WHEREOF, Ur-Energy Inc. has executed and delivered this Agreement, and the Eligible Person has signed, sealed and delivered this Agreement, as of the date first above written.

UR-ENERGY INC.

Per:
Name

<Name>